Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to securities of Sparton Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

March 10, 2016

Engine Capital, L.P.

By:	Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

Engine Jet Capital, L.P.

By:	Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

Engine Capital Management, LLC

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

Engine Investments, LLC

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

/s/ Arnaud Ajdler
ARNAUD AJDLER

Norwood Capital Partners, LP

By:	Norwood Investment Partners, LP its General Partner

By:	/s/ Charles H. Hoeveler
	Name:	Charles H. Hoeveler
	Title:	Managing Partner

Norwood Investment Partners, LP

By:	Norwood Investment Partners GP, LLC its General Partner

By:	/s/ Charles H. Hoeveler
	Name:	Charles H. Hoeveler
	Title:	Managing Member

Norwood Investment Partners GP, LLC

By:	/s/ Charles H. Hoeveler
	Name:	Charles H. Hoeveler
	Title:	Managing Member

/s/ Charles H. Hoeveler
CHARLES H. HOEVELER